CENTRAL ILLINOIS LIGHT COMPANY
                   (Organized April 11, 1913)

                   ARTICLES OF INCORPORATION
                           Composite

As Amended From Time to Time to and Including the Amendment Filed in the Office of the Secretary of State of Illinois on May 29, 1998.


ARTICLE  1.   The  name of such corporation is  Central  Illinois
Light Company.

ARTICLE 2. The object for which it is formed is to manufacture or generate and sell and distribute light, heat, and power to the public in the form of gas, electricity, steam, hot water or other agency and for the transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act."

ARTICLE 3. The aggregate number of shares which the Company is authorized to issue is 27,000,000 divided into four (4) classes. The designation of each class, the number of shares of each class (and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value), are as follows:


Class           Series            No. of Shares  Par value Per
                                                 Share

Common          None              20,000,000     No par value
Preferred       4 1/2%               111,264     $100
Preferred       4.64%                 79,940     $100
Preferred       Undesignated       1,308,796     $100
Class         A 5.85%                220,000     No par value
Preferred
Class         A Flexible             250,000     No par value
Preferred       Auction Rate
Class         A Undesignated       3,030,000     No par value
Preferred
Preference      Undesignated       2,000,000     No par value

                                  27,000,000



        Shares of Common Stock without par value may be issued for such consideration as may be fixed from time to time by the Board of Directors and the entire amount of the consideration received for any such shares so issued shall be stated capital.

        The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class, the provisions, if any, for the division into and issue in series of shares of July 21, 1993 each class, the designation of each series authorized by the Articles of Incorporation, the variations in the relative rights and preferences as between the different series of any class insofar as the same are to be fixed in the Articles of Incorporation, and the statement of the authority vested in the Board of Directors to establish series of any class and fix and determine the variations in the relative rights and preferences as between series of any class, are as follows:

                        PREFERRED STOCK

  Provision for Division Into and Issue in Series of Preferred
       Stock and Grant of Authority to Board of Directors


            The shares of the Preferred Stock may be divided into and issued in series. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the Preferred Stock irrespective of series shall be identical except as to the following relative rights and preferences in respect of any or all of which there may be variations between different series and authority is hereby expressly vested in the Board of Directors, to the extent that series are not established by the Articles of Incorporation and the variations and the relative rights and preferences as between series fixed and determined therein, to establish series and to fix and determine the following relative rights and preferences of the shares thereof in accordance with the provisions of the Business Corporation Act of Illinois applicable thereto:

        (a) The rate of dividend;

        (b) The  price  at  which  shares  may   be
            redeemed,  such price to  be  not  less
            than  $100.00 or more than $115.00  per
            share,  plus accrued dividends  to  the
            date of redemption;

        (c) The amount payable upon shares in event
            of   involuntary   liquidation,   which
            amount  shall not be less than  $100.00
            per  share  or  more than  $115.00  per
            share, plus accrued dividends;

        (d) The amount payable upon shares in event of voluntary liquidation, which amount shall not be less than $100.00 per share or more than $115.00 per share, plus accrued dividends.

            The Board of Directors is hereby authorized to issue and sell all the authorized and unissued shares of Preferred Stock as shares of any series which shall have been duly established, and in the event that the Company shall acquire, by purchase or redemption or otherwise, any issued shares of its Preferred Stock of any series, the Board of Directors may resell or convert and sell, in their discretion, any shares so acquired as shares of the same or of any other series of Preferred Stock which shall have been duly established.
            Series of Preferred Stock Established by
                    Articles of Incorporation


            Without   limitation   of  the  foregoing   authority
conferred upon the Board of Directors, there is hereby established a series of Preferred Stock designated as 4 1/2% Preferred Stock. The relative rights and preferences of the shares of said series in those respects in which the shares thereof may vary from the shares of other series, shall be as follows:

        (a) The rate of dividend shall be 4 1/2%;

        (b) The  price  at  which  shares  may   be
            redeemed  shall be $110.00  per  share,
            plus  accrued dividends to the date  of
            redemption;

        (c) The   amount   payable  in   event   of
            involuntary   liquidation   shall    be
            $100.00   per   share,   plus   accrued
            dividends;

        (d) The   amount   payable  in   event   of
            voluntary liquidation shall be  $105.00
            per share, plus accrued dividends.


            Series of Preferred Stock Established by
                     the Board of Directors


            Pursuant to the foregoing authority conferred upon the Board of Directors, 80,000 of the authorized but unissued shares of Preferred Stock of the Company shall be established as a series of Preferred Stock which is hereby designated 4.64% Preferred Stock, and the relative rights and preferences of the shares of said series in those respects in which the shares thereof may vary from the shares of other series, shall be as follows:

        (a) The rate of dividend shall be 4.64%;

        (b) The  price  at  which  shares  may   be
            redeemed shall be $106.00 per share  if
            the  date of redemption is on or  prior
            to  July 1, 1961, $104.00 per share  if
            the date of redemption is after July 1,
            1961  and on or prior to July  1,  1966
            and  $102.00 per share if the  date  of
            redemption is after July 1,  1966  plus
            accrued dividends in each case  to  the
            date of redemption;

        (c) The   amount   payable  in   event   of
            involuntary   liquidation   shall    be
            $100.00   per   share,   plus   accrued
            dividends;

        (d) The   amount   payable  in   event   of
            voluntary liquidation shall be  $100.00
            per share, plus accrued dividends.

                       General Provisions


            The following provisions shall apply to all the Preferred Stock irrespective of series:

        (1)The holders of the Preferred Stock of each series shall be entitled to receive dividends, payable quarterly on the first days of January, April, July and October of each year, when and as declared by the Board of Directors, at the rates determined for the respective series, from the first day of the current dividend period within which such stock shall have been originally issued except that, as to any share of Preferred Stock originally issued subsequent to December 31, 1973, from the date upon which such share shall have been originally issued, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other class of stock of the Company not having preference over the Preferred Stock as to payment of dividends. Such dividends shall be cumulative so that if for any dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding Preferred Stock at the rates determined for the respective series, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the Common Stock or any other class of stock of the Company not having preference over the Preferred Stock as to payment of dividends. Dividends shall not be declared and set apart for payment, or paid, on the Preferred Stock of any one series, for any dividend period, unless dividends have been or are contemporaneously declared and set apart for payment or paid on the Preferred Stock of all series for all dividend periods terminating on the same or an earlier date.

        (2)When full cumulative dividends as aforesaid upon the Preferred Stock of all series then outstanding for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment, the Board of Directors may, subject to the provisions of the laws of the State of Illinois and of the Articles of Incorporation, declare dividends on the Common Stock or any other class of stock over which the Preferred Stock has a preference as to payment of dividends, and no holders of any series of the Preferred Stock as such shall be entitled to share therein; provided, however, that no dividends shall be paid on Common Stock or on any other class of stock over which the Preferred Stock has preference as to payment of dividends or as to assets, either out of paid-in surplus or any surplus created by a reduction of stated capital or capital stock, or if, at the time of declaration thereof there shall not remain to the credit of earned surplus account, (after deducting therefrom the amount of such dividends), an amount at least equal to two times the annual dividend requirements on all then outstanding shares of the Preferred Stock and of all other classes of stock over which the Preferred Stock does not have preference as to the payment of dividends or as to assets.

        (3)Upon any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of Preferred Stock of each series, without any preference of the shares of any series of Preferred Stock over the shares of any other series of Preferred Stock, shall be entitled to receive out of the assets of the Company, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or of any other class of stock not having preference as to assets over the Preferred Stock, the amount determined to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. After payment to the holders of the Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of the Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed, subject to the provisions of the laws of the State of Illinois and the Articles of Incorporation, among the holders of the Common Stock or of any other class of stock over which the Preferred Stock has preference as to assets. Without limiting the right of the Company to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all the property of the Company to, or the merger or consolidation of the Company into or with any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

        (4)At the option of the Board of Directors of the Company, the Company may redeem any series of Preferred Stock determined to be redeemable, or any part of any series, at any time at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Preferred Stock so to be redeemed, by mail or publication, in such manner as may be prescribed by the Bylaws of the Company or by resolution of the Board of Directors; and, provided, further, that in every case of redemption of less than all of the outstanding shares of any one series of Preferred Stock, the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given in the manner prescribed by the Bylaws of the Company or by resolution of the Board of Directors to the holders of stock so to be redeemed, the Company may deposit, or may cause its nominee to deposit, the aggregate redemption price with some bank or trust company named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, on endorsement to the Company or its nominee, or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of said money as aforesaid, or, if no such deposit is made, upon said redemption date (unless the Company defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to said shares, and from and after the making of said deposit, or, if no such deposit is made, after the redemption date (the Company not having defaulted in making payment of the redemption price as set forth in such notice), the said holders shall have no interest in or claim against the Company or its nominee with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, or if no such deposit is made, from the Company, without interest thereon, upon endorsement, if required, and surrender of the certificates as aforesaid.

            If such deposit shall be made by a nominee of the Company as aforesaid, such nominee shall upon such deposit become the owner of the shares with respect to which such deposit was made and certificates of stock may be issued to such nominee in evidence of such ownership.

            In case the holder of any such Preferred Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the Depositary shall upon demand pay over to the Company such amounts so deposited and the Depositary shall thereupon be relieved from all responsibility to the holder thereof.

            Nothing herein contained shall limit any legal right of the Company to purchase any shares of the Preferred Stock.

        (5)At all meetings of the shareholders of the Company, the holders of the Preferred Stock shall be entitled to one vote for each share of such Preferred Stock held by them respectively.


         (6) So long as any shares of the Preferred Stock are outstanding, no amendment to the Articles of Incorporation shall be adopted without the affirmative vote of the holders of at least 66-2/3% of the shares of Preferred Stock outstanding at the time of the adoption of such amendment, which would either
(a) create any class of shares preferred as to dividends or assets over the Preferred Stock, or (b) change the designations, preferences, qualifications, limitations, restrictions or other special or relative rights of the then outstanding Preferred
Stock; provided, however, that nothing in this paragraph contained shall authorize the adoption of any amendment of the Articles of Incorporation by the vote of the holders of a less number of shares of Preferred Stock, or of any other class of stock, or of all classes of stock, than is required for the adoption of such amendment by the laws of the State of Illinois at that time applicable thereto.

        (7)So long as any shares of the Preferred Stock shall be outstanding, the Company shall not issue or assume any evidences of indebtedness maturing more than twelve months from the date of issue or assumption in an amount at any one time outstanding exceeding 15% of the aggregate, at the time of such issue or assumption, of the stated capital represented by the outstanding shares of Preferred Stock and any other class of stock over which the Preferred Stock has a preference as to dividends or assets and of the surplus of the Company (paid-in, earned, and other, if any), unless (i) such evidences of indebtedness are either
(a) bonds issued under the Mortgage and Deed of Trust to Bankers Trust Company, New York, as Trustee, dated as of April 1, 1933, assumed by the Company, or (b) bonds or other evidences of indebtedness issued under another mortgage and deed of trust on substantially all the mortgageable property of the Company, under which mortgage and deed of trust bonds or other evidences of indebtedness have been issued, upon the basis, directly or indirectly, of the refunding of bonds issued under said Mortgage and Deed of Trust, dated as of April 1, 1933 and permitting the issuance of additional bonds or evidences of indebtedness upon the basis directly or indirectly, of the refunding of the remainder thereof, if any, or (c) indebtedness secured by the pledge of bonds or evidences of indebtedness issued under said Mortgage and Deed of Trust, dated as of April 1, 1933, or such other mortgage and deed of trust, to an equal principal amount of such bonds or such evidences of indebtedness pledged, or (ii) the issue and assumption of said evidence of indebtedness has been submitted to the vote of the shareholders of the Company at any annual or special meeting thereof, has been approved at such meeting by the affirmative vote of the holders of a majority of the outstanding shares of the Company, irrespective of class, and has not been voted against at such meeting by the holders of 33-1/3% or more of the outstanding shares of Preferred Stock.

        (8)So long as any shares of Preferred Stock shall be outstanding

            (a) No  shares of Preferred Stock or
                of  any  other  class  of  stock
                over  which the Preferred  Stock
                does  not have preference as  to
                the payment of dividends and  as
                to   assets,  shall  be  issued,
                sold  or  otherwise disposed  of
                unless  the  net income  of  the
                Company   available   for    the
                payment  of  dividends   for   a
                period   of  twelve  consecutive
                calendar   months   within   the
                fifteen     calendar      months
                immediately    preceding     the
                issuance,  sale  or  disposition
                of  such stock is at least equal
                to   2   1/2  times  the  annual
                dividend  requirements  of   all
                outstanding shares of  Preferred
                Stock  and of all other  classes
                of    stock   over   which   the
                Preferred  Stock does  not  have
                preference as to the payment  of
                dividends  and  as  to   assets,
                including  the  shares  proposed
                to be issued;

            (b) After  the  Company  has  issued
                131,464   shares  of   Preferred
                Stock,  no additional shares  of
                Preferred Stock shall be  issued
                unless prior thereto, the  total
                of  the  stated capital  of  the
                Company  represented  by  shares
                of    stock   over   which   the
                Preferred    Stock     has     a
                preference as to the payment  of
                dividends  and  as  to   assets,
                shall  have been increased  over
                the  stated  capital represented
                by  the  Common Stock  on  March
                31,  1936 by an amount at  least
                equal   to  the  aggregate   par
                value  of the additional  shares
                of  Preferred Stock proposed  to
                be issued.

        (9)The term "accrued dividends" shall be deemed to mean in respect of any share of the Preferred Stock of any series, as of any given date, the amount, if any, by which the product of the rate of dividend per annum, determined upon the shares of such series, multiplied by the number of years and any fractional part of a year which shall have elapsed from the date after which dividends on such stock became cumulative to such given date, exceeds the total dividends actually paid on such stock and the dividends declared and set apart for payment. Accumulations of dividends shall not bear interest.

            The term "outstanding", whenever used herein with respect to shares of Preferred Stock or of any other class of stock which are by their terms redeemable, shall not include any such shares which have been called for redemption in accordance with the provisions applicable thereto, of which call for redemption notice shall have been given as required by such provisions, and for the redemption of which a sum of money sufficient to pay the amount payable on such redemption shall have been deposited with a bank or trust company, irrevocably in trust for such purpose.


                    CLASS A PREFERRED STOCK

Provision for Division Into and Issue in Series of Class A Prefe rred
       Stock and Grant of Authority to Board of Directors


            The shares of the Class A Preferred Stock may be divided into and issued in series. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the Class A Preferred Stock irrespective of series shall be identical except as to the following relative rights and preferences in respect of any or all of which there may be variations between different series and authority is hereby expressly vested in the Board of Directors, to the extent that series are not established by the Articles of Incorporation and the variations and the relative rights and preferences as between series fixed and determined therein, to establish series and to fix and determine the following relative rights and preferences of the shares thereof in accordance with the provisions of the Business Corporation Act of Illinois applicable thereto:

        (a) The rate of dividend;

        (b) The   price   at  and  the  terms   and
            conditions  on  which  shares  may   be
            redeemed;

        (c) The amount payable upon shares in event of involuntary liquidation;

        (d) The amount payable upon shares in event of voluntary liquidation;

        (e) Sinking   fund   provisions   for   the
            redemption  or purchase of shares  (the
            term  "sinking fund", as  used  herein,
            including  any analogous fund,  however
            designated).

            The Board of Directors is hereby authorized to issue and sell all the authorized and unissued shares of Class A Preferred Stock as shares of any series which shall have been duly established, and in the event that the Company shall acquire, by purchase or redemption or otherwise, any issued shares of its Class A Preferred Stock of any series, the Board of Directors may resell or convert and sell, in their discretion, any shares so acquired as shares of the same or of any other series of Class A Preferred Stock which shall have been duly established.

            Shares of any series of Class A Preferred Stock, without par value, may be issued for such consideration, not less than the aggregate preferential amount payable upon such shares in the event of involuntary liquidation, as may be fixed by the Board of Directors prior to the time of such issuance and, except as otherwise determined by the Board of Directors in accordance with the provisions of the Business Corporation Act of Illinois applicable thereto, the entire amount of such consideration shall be stated capital.

            The  General Provisions heretofore set forth in  this
Article 3 following the heading, "Preferred Stock" shall be applicable in all respects to the Class A Preferred Stock and any reference therein to "Preferred Stock" shall in each instance include, within the meaning of that term, the Class A Preferred Stock. In applying said General Provisions, the reference in paragraph (b) thereof to "aggregate par value" shall, in the case of the Class A Preferred Stock, be deemed to refer to the aggregate amount payable in event of involuntary liquidation upon the additional shares of Class A Preferred Stock proposed to be issued.

            In addition to the requirement concerning the declaration of dividends on the Common Stock or any class of stock over which the Preferred Stock and the Class A Preferred
Stock have preference as to payment of dividends, which are contained in paragraph (2) under the General Provisions referred to in the preceding paragraph, it shall also be a condition to the declaration of dividends on the Common Stock or any class of stock over which the Preferred Stock and the Class A Preferred Stock have preference as to payment of dividends, by the Board of Directors as contemplated in said paragraph (2) that all amounts required to be paid or set aside for any sinking fund for the retirement of Class A Preferred Stock of any series, with respect to all preceding sinking fund dates, shall have been paid or set aside.


        Series of Class A Preferred Stock Established by
                     the Board of Directors


            Pursuant to the foregoing authority conferred upon the Board of Directors, 220,000 of the authorized but unissued shares of Class A Preferred Stock of the Company shall be established as a series of Class A Preferred Stock which is hereby designated 5.85% Class A Preferred Stock, and the relative rights and preferences of the shares of said series in those respects in which the shares thereof may vary from the shares of other series, shall be as follows:

        (a) The rate of dividend shall be $5.85 per annum.

        (b) The shares will not be redeemable prior to July 1, 2003. On and after July 1,
            2003, the shares will be redeemable  at
            the option of the Company, in whole  or
            in  part, at a price of $100 per  share
            plus  accrued dividends to the date  of
            redemption.

        (c) The   amount   payable  in   event   of
            involuntary liquidation shall  be  $100
            per share, plus accrued dividends.

        (d) The   amount   payable  in   event   of
            voluntary liquidation shall be $100 per
            share, plus accrued dividends.

        (e) The  5.85% Class A Preferred Stock will
            be   entitled  to  a  sinking  fund  as
            follows:  11,000 shares of  such  stock
            shall  be redeemed on July 1, 2003  and
            on   each  July  1  thereafter  to  and
            including  July  1, 2007,  and  165,000
            shares  of such stock shall be redeemed
            on  July 1, 2008, in each case at  $100
            per  share,  plus accrued dividends  to
            the  redemption date. This sinking fund
            requirement may be satisfied  in  whole
            or  in  part by crediting against  such
            requirement   shares  of   such   stock
            redeemed by the Company at its  option,
            purchased  by the Company in  the  open
            market   or  acquired  by  the  Company
            otherwise  than  through  the   sinking
            fund.


        Series of Class A Preferred Stock Established by
                     the Board of Directors


            Pursuant to the foregoing authority conferred upon the Board of Directors, 250,000 of the authorized but unissued shares of Class A preferred stock of the Company shall be established as a series of Class A preferred stock which is hereby designated Flexible Auction Rate Preferred Stock, without par value, and that the relative rights and preferences of the shares of said series in those respects in which shares thereof may vary from the shares of other series, shall be as follows:

        Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires. To the extent definitions contain procedures or specifications concerning the determination of time periods, rates or other matters, such procedures and specifications shall be applicable to the shares of the Flexible Auction Rate Preferred Stock, without par value, as fully as if set forth independently from such definitions.

          (i) "60-day 'AA' Composite Commercial Paper Rate", on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of either or both of such ratings by such agencies or another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York on the Business Day immediately preceding such date or
(ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 60-day "AA" Composite Commercial Paper Rate, the 60-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer and any Substitute Commercial Paper Dealer or Dealers selected by the Company to provide such rate or rates not being supplied by any Commercial Paper Dealer or Dealers, as the case may be, or, if the Company does not select any such Substitute Commercial Paper Dealer or Dealers, by the remaining Commercial Paper Dealer. If the number of Dividend Period Days in a Short-Term Dividend Period shall be (i) fewer than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper,
(ii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (iii) 85 or more days but fewer than 3 months, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For the purpose of this definition, any arithmetic average shall be rounded to the nearest one-thousandth (.001) of one percent (or, if there is no nearest one-thousandth (.001) of one percent, to the next highest one-thousandth (.001) of one percent), and
"interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

        (ii) "90-day 'AA' Composite Commercial Paper Rate", on any date, shall mean (i) the interest equivalent of the 90-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of either or both of such ratings by such agencies or another rating agency, as such 90-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York on the Business Day immediately preceding such date or
(ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 90-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 90-day "AA" Composite Commercial Paper Rate, the 90-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer and any Substitute Commercial Paper Dealer or Dealers selected by the Company to provide such rate or rates not being supplied by any Commercial Paper Dealer or Dealers, as the case may be, or, if the Company does not select any such Substitute Commercial Paper Dealer or Dealers, by the remaining Commercial Paper Dealer. For the purpose of this definition, any arithmetic average shall be rounded to the nearest one-thousandth (.001) of one percent (or, if there is no nearest one-thousandth (.001) of one percent, to the next highest one-thousandth (.001) of one percent), and
"interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

         (iii) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Company.

        (iv) "Agent Member" shall mean the member of or participant in the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master
Purchaser's Letter.

           (v) "Applicable 'AA' Composite Commercial Paper Rate", for any Multiple Quarterly Dividend Period or Long-Term Dividend Period, on any date, shall mean in the case of any Multiple Quarterly Dividend Period or Long-Term Dividend Period having a term (i) more than 49 days but fewer than 120 days, the interest equivalent of the 90-day rate, (ii) 120 days or more but fewer than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates, (iii) 148 days or more but fewer than 210 days, the interest equivalent of the 180-day rate, (iv) 210 days or more but fewer than 238 days, the arithmetic average of the interest equivalent of the 180-day and 270-day rates, and (v) 238 or more days but less than one year, the interest equivalent of the 270-day rate, on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's, or the equivalent of either or both of such ratings by such agencies or such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date or in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the Applicable "AA" Composite Commercial Paper Rate, the Applicable "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer and any Substitute Commercial Paper Dealer or Dealers selected by the
Company to provide such rate or rates not being supplied by any Commercial Paper Dealer or Dealers, as the case may be, or, if the Company does not select any such Substitute Commercial Paper Dealer or Dealers, by the remaining Commercial Paper Dealer. For the purpose of this definition, any arithmetic average shall be rounded to the nearest one-thousandth (.001) of one percent (or, if there is no nearest one-thousandth (.001) of one percent, to the next highest one-thousandth (.001) of one percent) and "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

        (vi) "Applicable Rate" shall mean dividend rate per annum applicable to the shares of Flexible Preferred during a Dividend Period. If an Auction is not held on an Auction Date for any reason (other than because of the discontinuation of Auctions that results in the Applicable Rate becoming the Default Rate or because of the prior call for redemption of all shares of Flexible Preferred then outstanding), except in certain limited circumstances discussed under paragraph (f) of the definition of Auction Procedures, the dividend rate for the next succeeding Dividend Period shall be the Maximum Applicable Rate for a Quarterly Dividend Period or, if the next succeeding Dividend
Period is a Seven-Day Dividend Period, a Short-Term Dividend Period, determined as of such Auction Date.

        (vii) "Applicable Treasury Rate", on any date, with respect to Flexible Preferred with a Multiple Quarterly Dividend Period or a Long-Term Dividend Period of one year or more, means the interest equivalent of the rate for direct obligations of the United States Treasury having an original maturity which is equal to, or next lower than, the length of such Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, or thirty years, in the case of a Perpetual Dividend Period, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15(519)--Selected Interest Rates", or any successor publication by the Federal Reserve Board, within five Business Days preceding such date. In the event that the Federal Reserve Board does not publish such weekly per annum interest rate, or if such release is not yet available, the Applicable Treasury Rate will be the arithmetic average of the secondary market bid rates as of approximately 3:30 PM, New York City time, on the Business Day next preceding such date, of Kidder, Peabody & Co. Incorporated and Smith Barney, Harris Upham & Co. Incorporated or, in lieu of either thereof, their respective affiliates or successors (the "U.S. Government Securities Dealers") obtained by the Auction Agent (or in lieu thereof, the Company) for the issue of direct obligations of the United States Treasury, in an aggregate principal amount of at least $1,000,000 with a remaining maturity equal to, or next lower than, the length of such Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, or thirty years, in the case of a Perpetual Dividend Period. If any U.S. Government Securities Dealer does not quote a rate required to determine the Applicable Treasury Rate, the Applicable Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or any Substitute U.S. Government Securities Dealer or Dealers selected by the
Company to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or Dealers, as the case may be, or, if the Company does not select any such Substitute U.S. Government Securities Dealer or Dealers, by the remaining U.S.
Government Securities Dealer; provided, that in the event the Company is unable to cause such quotations to be furnished to the Auction Agent (or, if applicable, to the Company) by such sources, the Company may cause the Applicable Treasury Rate to be furnished to the Auction Agent (or, if applicable, to the Company) by such alternative source or sources as the Company in good faith deems to be reliable. For the purpose of this definition, (i) any arithmetic average shall be rounded to the nearest one-thousandth (.001) of one percent (or, if there is no nearest one-thousandth (.001) of one percent, to the next highest one-thousandth (.001) of one percent), (ii) the "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security and
(iii) "Substitute U.S. Government Securities Dealer" means any dealer in United States Treasury obligations, the principal office of which is located in New York City, that is a nationally recognized leading dealer in the market for United States Treasury obligations, provided that no such dealer may be a U.S. Government Securities Dealer or any affiliate of the Company.

         (viii)    "Articles"   shall  mean   the   Articles   of
Incorporation of the Company, as amended.

        (ix) "Auction" shall mean the periodic implementation of the Auction Procedures.

          (x)    "Auction Agent" shall mean Bankers Trust Company
(together  with  any  successor bank or trust  company  or  other
entity  entering  into  an  Auction  Agent  Agreement  with   the
Company).

        (xi) "Auction Agent Agreement" shall mean an agreement entered into by the Company with a bank or trust company or other entity which will provide, among other things, that such bank or trust company or other entity will follow the Auction Procedures for the purposes of determining the Applicable Rate.

        (xii) "Auction Date" shall mean the Business Day immediately preceding the first day of each Dividend Period which commences after the initial Dividend Period and, in connection with an Auction with respect to a Quarterly Dividend Period or a Multiple Quarterly Dividend Period that was cancelled because of an event or events not within the control of the Company and not directly involving the Company or its properties, the first Business Day following the date of such cancelled Auction that the Auction Agent determines an Auction can be held.

        (xiii) "Auction Procedures" shall mean the following procedures pursuant to which the Applicable Rate is determined:

            (a)The headings of the various subdivisions below are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

            (b)Orders by Existing Holders and Potential Holders.

                (i)Prior  to  the  Submission  Deadline  on  each
    Auction Date:

                    (A) each Existing Holder may submit to a Broker-Dealer information as to:

                         (1) the number of Outstanding shares, if
    any, of Flexible Preferred held by such Existing Holder which such Existing Holder desires to continue to hold
    without   regard  to  the  Applicable  Rate  for   the   next
    succeeding Dividend Period;

                         (2) the number of Outstanding shares, if any, of Flexible Preferred that such Existing Holder desires to sell, provided that the Applicable Rate for the next succeeding Dividend Period shall be less than the rate per annum specified by such Existing Holder; and/or

                         (3) the number of Outstanding shares, if any, of Flexible Preferred held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                    (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of shares, if any, of Flexible Preferred that each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

            For the purposes hereof, the communication to a Broker-Dealer of the information referred to in this paragraph (b)(i) is hereinafter referred to as an "Order"
    and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph (b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph (b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph
    (b)(i) is hereinafter referred to as a "Sell Order". Each Order by an Existing Holder or a Potential Holder must specify the number of shares of Flexible Preferred subject to such Order in whole Units. Any Order that specifies a number of shares other than in whole Units will not be accepted by the Auction Agent and will not be considered a Submitted Order for purposes of the Auction.

                 (ii)     (A)  A Bid by an Existing Holder  shall
    constitute an irrevocable offer to sell:

                         (1) the number of Outstanding shares of Flexible Preferred specified in such Bid if the Applicable
    Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid;

                         (2) the number of Outstanding shares of Flexible Preferred specified in such Bid or a lesser number of Outstanding shares of Flexible Preferred to be determined as set forth in paragraph (e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified in such Bid; or
                         (3) the number of Outstanding shares of Flexible Preferred specified in such Bid or a lesser number of Outstanding shares of Flexible Preferred to be determined as set forth in paragraph (e)(ii)(C) if the rate per annum specified in such Bid shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                    (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                         (1) the number of Outstanding shares  of
    Flexible   Preferred  specified  in  such   Sell   Order   if
    Sufficient Clearing      Bids do exist; or

                         (2) the number of Outstanding shares  of
    Flexible Preferred specified in such Sell Order or a lesser number of Outstanding shares of Flexible Preferred to be determined as set forth in paragraph (e)(ii)(C) if Sufficient Clearing Bids do not exist.

                    (C)   A  Bid  by  a  Potential  Holder  shall
    constitute an irrevocable offer to purchase:

                         (1) the number of Outstanding shares of Flexible Preferred specified in such Bid if the Applicable
    Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

                         (2) the number of Outstanding shares of Flexible Preferred specified in such Bid or a lesser number of Outstanding shares of Flexible Preferred to be determined as set forth in paragraph (e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified in such Bid.

            (c)Submission of Orders by Broker-Dealers to  Auction
    Agent.

                (i)Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each Order:

                    (A) the name of the Bidder placing such Order;

                    (B)   the  aggregate  number  of  shares   of
    Flexible                 Preferred that are subject  of  such
    Order;

                    (C) to the extent that such Bidder is an Existing Holder;

                         (1)  the  number of shares, if  any,  of
    Flexible Preferred subject to any Hold Order placed by such Existing Holder;

                         (2)  the  number of shares, if  any,  of
    Flexible  Preferred  subject  to  any  Bid  placed  by   such
    Existing Holder and the rate specified in such Bid; and

                         (3)  the  number of shares, if  any,  of
    Flexible Preferred subject to any Sell Order placed by such Existing Holder; and

                    (D) to the extent that such Bidder is a Potential Holder, the rate and the number of shares of Flexible Preferred specified in such Potential Holder's Bid.

                  (ii)     If  any  rate  specified  on  any  Bid
    contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth (.001) of one percent.


                (iii) If any Order or Orders covering all of the Outstanding shares of Flexible Preferred held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Flexible Preferred held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

            (iv) If one or more Orders covering in the aggregate more than the number of Outstanding shares of Flexible Preferred held by an Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

                    (A) Any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of Flexible
    Preferred  held  by such Existing Holder;  provided  that  if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of Flexible Preferred subject to such Hold Orders exceeds the number of Outstanding shares of Flexible Preferred held by such Existing Holder, the number of shares of Flexible Preferred subject to such Hold Orders shall be reduced pro rata in whole Units so that such Hold Orders shall cover the number of Outstanding shares of Flexible Preferred held by such Existing Holder.

                    (B) Any Bid shall be considered valid to the extent and in the order of priority specified in this clause
    (B):

                         (1) any Bid shall be considered valid up to and including the excess (the "Bid Excess") of the number of Outstanding shares of Flexible Preferred held by such Existing Holder over the number of shares of Flexible Preferred subject to Hold Orders referred to in paragraph
    (c)(iv)(A); and

                         (2) subject to clause (1) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of Flexible Preferred subject to such Bids is greater than the Bid Excess, the number of shares of Flexible Preferred subject to such Bids shall be reduced pro rata in whole Units so that such Bids shall cover the number of shares of Flexible Preferred equal to the Bid Excess; and

                         (3) subject to clause (1) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the Bid Excess, provided that, in any event, the number, if any, of Outstanding shares subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder.

                    (C) Any Sell Order shall be considered valid to the extent and in the order of priority specified in this clause (C):

                         (1)  any  Sell Order shall be considered
    valid up to and including the excess (the "Sell Excess") of the number of Outstanding shares of Flexible Preferred held by such Existing Holder over the number of shares of Flexible Preferred, subject to Hold Orders referred to in paragraph (c)(iv)(A) and Bids referred to in paragraph
    (c)(iv)(B); and

                         (2) subject to clause (1) above, if more than one Sell Order is submitted on behalf of such Existing Holder and the number of Outstanding shares of Flexible Preferred subject to such Sell Orders is greater than the Sell Excess, the number of shares of Flexible Preferred subject to such Sell Orders shall be reduced pro rata in whole Units so that such Sell Orders shall cover the number of shares of Flexible Preferred equal to the Sell Excess.

                (v)If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of Flexible
    Preferred therein specified.

                (vi) Each Order by an Existing Holder or a Potential Holder must specify numbers of shares subject to such Order in whole Units. Any Order that specifies a number of shares other than in whole Units will not be accepted and will not be considered a Submitted Order for purposes of an Auction.

            (d)Determination   of   Sufficient   Clearing   Bids,
    Winning Bid Rate and Applicable Rate.

                (i)Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:
                    (A) the excess of the total number of Outstanding shares of Flexible Preferred over the number of Outstanding shares of Flexible Preferred that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Flexible Preferred");

                    (B)  from  the Submitted Orders  whether  the
    number of Outstanding shares of Flexible Preferred that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                         (x) the number of Outstanding shares  of
                    Flexible Preferred that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate; and

                         (y) the number of Outstanding shares  of
                    Flexible   Preferred  that  are  subject   to
                    Submitted Sell Orders

                    (if such excess or such equality exists (other than because the number of shares of Flexible Preferred in clauses (x) and (y) is each zero because all of the Outstanding shares of Flexible Preferred are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                    (C) If Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning
    Bid Rate") which if the Auction Agent accepted:


                         (1)  each  Submitted Bid  from  Existing
    Holders  specifying such lowest rate and all other  Submitted
    Bids from Existing Holders specifying rates lower than such lowest rate; and

                         (2)  each  Submitted Bid from  Potential
    Holders specifying such lowest rate and all other Submitted Bids from Potential Holders specifying rates lower than such lowest rate would result in such Existing Holders described in subclause (1) continuing to hold an aggregate number of Outstanding shares of Flexible Preferred that, when added to the number of Outstanding shares of Flexible Preferred to be purchased by such Potential Holders described in subclause  (2),  would  equal not  less  than  the  Available
    Flexible Preferred.


                 (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph (d)(i), the Auction Agent shall advise the Company of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the related Dividend Period as follows:

                    (A) if Sufficient Clearing Bids exist, that the Applicable Rate for such Dividend Period shall be equal to the Winning Bid Rate so determined;

                    (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Flexible Preferred are the subject of Submitted Hold Orders), then (a) if the Company has not given a Notice of Adjustment of Dividend Period with respect to the next succeeding Dividend Period or has given a Notice of Revocation with respect thereto, that such next succeeding Dividend Period will be a Quarterly Dividend Period, unless the existing Dividend Period is a Short-Term Period or a Long-Term Dividend Period, in either of such cases the succeeding Dividend Period will be a Short-Term Dividend Period, and that the Applicable Rate for the applicable Dividend Period will be the Maximum Applicable Rate on the Auction Date for a Quarterly Dividend Period or a Short-Term Dividend Period, as applicable, and (b) if the Company has given a Notice of Adjustment of Dividend Period with respect to the next succeeding Dividend Period and has not given a Notice of Revocation with respect thereto, that such next succeeding Dividend Period will, notwithstanding such Notice of Adjustment of Dividend Period, be a Quarterly Dividend Period, unless the existing Dividend Period is a Short-Term Dividend Period or a Long-Term Dividend Period, in either of such cases the succeeding Dividend Period will be a Seven-Day Dividend Period, all Bids and Sell Orders will be rejected and that the Applicable Rate for the applicable Dividend Period will be the greater of (1) the Maximum Applicable Rate on the Auction Date for a Quarterly Dividend Period or a Short-Term Dividend Period, as applicable, and
    (2) the dividend rate in effect for the Dividend Period during which such Auction occurred; if Sufficient Clearing Bids have not been made, Existing Holders that have submitted Sell Orders will not be able to sell in the Auction all, and may not be able to sell in the Auction any, shares which are the subject of such submitted Sell Orders;

                    (C) if all of the Outstanding shares of Flexible Preferred are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall (1) in the case of a Short-Term Dividend
    Period, be equal to 59% of the 60-day "AA" Composite Commercial Paper Rate in effect on such Auction Date, (2) in the case of a Quarterly Dividend Period, be equal to 59% of the 90-day "AA" Composite Commercial Paper Rate in effect on such Auction Date and (3) in the case of a Multiple Quarterly Dividend Period or a Long-Term Dividend Period, 59% of the Reference Rate in effect on such Auction Date, subject in each case to a maximum of 25% per annum.


            (e)Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocations of Shares. Existing Holders shall continue to hold shares of Flexible Preferred that are the subject of Submitted Hold Orders and, based on the determinations made pursuant to paragraph (d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                (i)If Sufficient Clearing Bids have been made, subject to the provisions of paragraph (e)(iii), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                    (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the shares of Flexible Preferred that are the subject of such Submitted Sell Order or Submitted Bid;

                    (B) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Flexible Preferred that are the subject of such Submitted Bid;

                    (C) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the number of shares of Flexible Preferred subject to such Submitted Bid;

                    (D)   the  Submitted  Bid  of  each  of   the
    Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Flexible Preferred that are the subject of such Submitted Bid, unless the number of Outstanding shares of Flexible Preferred subject to all such Submitted Bids shall be greater than the number of shares of Flexible Preferred ("Remaining Shares") equal to the excess of the Available Flexible Preferred over the number of shares of Flexible Preferred subject to Submitted Bids described in paragraphs (e)(i)(B) and
    (e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell shares of Flexible Preferred, but only in an amount equal to the difference between (1) the number of Outstanding shares of Flexible Preferred then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of Flexible Preferred obtained by multiplying (x) the number of Remaining Shares by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Flexible
    Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Flexible Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                    (E)   the  Submitted  Bid  of  each  of   the
    Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of shares of Flexible Preferred obtained by multiplying the difference between the Available Flexible Preferred and the number of shares of Flexible Preferred subject to Submitted Bids described in paragraphs (e)(i)(B),
    (e)(i)(C) and (e)(i)(D) by a fraction, the numerator of which shall be the number of Outstanding shares of Flexible Preferred held by such Potential Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Flexible Preferred subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

                 (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Flexible Preferred are subject to Submitted Hold Orders)
    in an Auction relating to a Quarterly Dividend Period, subject to the provisions of paragraphs (e)(iii) and
    (e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                    (A)   the  Submitted  Bid  of  each  Existing
    Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the shares of Flexible Preferred that are the subject of such Submitted Bid;

                    (B)  the  Submitted  Bid  of  each  Potential
    Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the shares of Flexible Preferred that are the subject of such Submitted Bid; and

                    (C) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell
    Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between
    (1) the number of outstanding shares of Flexible Preferred then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of Flexible Preferred obtained by multiplying (x) the difference between the Available Flexible Preferred and the aggregate number of shares of Flexible Preferred subject to Submitted Bids described in paragraphs (e)(ii)(A) and
    (e)(ii)(B) by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Flexible Preferred held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of Flexible Preferred subject to all such Submitted Bids and Submitted Sell Orders.

                (iii)     If,  as  a  result  of  the  procedures
    described in paragraph (e)(i) or (e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase on any Auction Date, shares of Flexible Preferred other than in whole Units, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, (x) round up or down the number of shares of Flexible Preferred to be sold or purchased by any Existing Holder or Potential Holder on such Auction Date so that the number of shares sold or purchased  by  each  Existing Holder or Potential  Holder  on such  Auction  Date  shall  be in  whole  Units  of  Flexible
    Preferred   and  (y)  allocate  such       whole  Units   for
    purchase among Potential Holders even if such allocation results in one or more of such Potential Holders purchasing no shares of Flexible Preferred.

                 (iv) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Flexible Preferred are subject to Submitted Hold Orders) in an Auction relating to a Short-Term Dividend Period, a Multiple Quarterly Dividend Period or a Long-Term Dividend Period, all Submitted Bids and all Submitted Sell Orders shall be rejected, thus requiring each Existing Holder to continue to hold the shares of Flexible Preferred held by such Existing Holder immediately prior to such Auction and the next succeeding Dividend Period will be, in the case of an Auction relating to a Multiple Quarterly Dividend Period, a Quarterly Dividend Period, and, in the case of an Auction relating to a Short-Term Dividend Period or a Long-Term Dividend Period, a Seven-Day Dividend Period.

                (v)If  all of the Outstanding shares of  Flexible
    Preferred are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

                 (vi) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of shares of Flexible Preferred to be purchased and the aggregate number of shares of Flexible Preferred to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Flexible Preferred.

            (f)Cancelled Auctions. Notwithstanding anything contained herein to the contrary, if an Auction with respect to a Quarterly Dividend Period or a Multiple Quarterly Dividend Period is cancelled because of an event or events not within the control of the Company and not directly involving the Company or its properties, an Auction will be held on the first Business Day following the date of such cancelled Auction that the Auction Agent determines an Auction can be held. The Applicable Rate for the Dividend Period commencing on the Quarterly Dividend Payment Date on or immediately prior to the rescheduled Auction will be the Applicable Rate resulting from such Auction. Unless Existing Holders who sell Units at the rescheduled Auction make arrangements with their Agent Member to assure that they will receive unpaid dividends that accrued prior to the rescheduled Auction, such Existing Holders will not be entitled to receive dividends on such Units on the Quarterly Dividend Payment Date following such Auction.

            (g)Miscellaneous. An Existing Holder (A) may sell, transfer or otherwise dispose of shares of Flexible Preferred only in whole Units and only pursuant to a Bid or Sell Order in accordance with the procedures described above to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer, and (B) shall have the beneficial ownership of the shares of Flexible Preferred held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. The Company and its Affiliates shall not submit any Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an Affiliate of the Company may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds shares of Flexible Preferred for its own account, it must submit a Sell Order in the next Auction with respect to such shares of Flexible Preferred.

            If Sufficient Clearing Bids have been made, or all outstanding shares of Flexible Preferred are subject to Submitted Hold Orders, with respect to an Auction held during a Seven-Day Dividend Period, the next succeeding Dividend Period will be a Short-Term Dividend Period, otherwise the next succeeding Dividend Period will be a Seven-Day Dividend Period.

        (xiv) "Available Flexible Preferred" shall have the meaning specified in paragraph (d)(i)(A) of the definition of Auction Procedures.

        (xv)     "Bid"  shall  have  the  meaning  specified   in
paragraph (b)(i) of the definition of Auction Procedures.

        (xvi)    "Bidder"  shall have the  meaning  specified  in
paragraph   (b)(i)             of  the  definition   of   Auction
Procedures.

        (xvii) "Bid Excess" shall have the meaning specified in paragraph (c)(iv)(B)(1) of the definition of Auction Procedures.

        (xviii) "Broker-Dealer" shall mean any broker-dealer or other entity permitted by law to perform the functions required of a Broker-Dealer in connection with the Auction Procedures that has been selected by the Company to perform such functions and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.



        (xix) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

        (xx)    "Business Day" shall mean a day on which the  New
York Stock Exchange is open for trading and which is not a day on which banking institutions in New York City are authorized or required by law or executive order to close.

        (xxi)    "Commercial  Paper Dealers" shall  mean  Kidder,
Peabody & Co. Incorporated and Smith Barney, Harris Upham  &  Co.
Incorporated and their respective successors or affiliates.

        (xxii)   "Default Rate" shall have the meaning  specified
in   the  second  paragraph  of  paragraph  (a)  following  these definitions.

        (xxiii) "Dividend Payment Date" shall mean each date that dividends on shares of Flexible Preferred are payable. Such dates shall be (a) the first days of January, April, July and October with respect to Quarterly Dividend Periods and Multiple Quarterly Dividend Periods, (b) each seventh Wednesday following the preceding Dividend Payment Date with respect to Short-Term Dividend Periods, (c) the Business Day next succeeding the last day of the Dividend Period, and if payable prior to that date, on a selected day of the second, third or fourth month (as specified in the related Notice of Adjustment of Dividend Period) after the commencement of the Dividend Period, and quarterly thereafter on the same day of each succeeding third month, with respect to Long-Term Dividend Periods and (d) on the seventh day following the Business Day next succeeding the date of the Auction giving rise to the Seven-Day Dividend Period with respect to Seven-Day Dividend Periods.

        (xxiv) "Dividend Period" shall mean the initial Dividend Period (date of initial issuance to September 30, 1993), a Quarterly Dividend Period, a Multiple Quarterly Dividend Period, a Short-Term Dividend Period, a Long-Term Dividend Period or a Seven-Day Dividend Period.

           If an Auction is not held on an Auction Date for any reason (other than because of the discontinuation of Auctions due to a failure to pay dividends or the redemption price when due or the prior call for redemption of all shares of Flexible Preferred then outstanding), whether or not a Notice of Adjustment of Dividend Period has been given with respect thereto, the related Dividend Period will be a Quarterly Dividend Period unless the existing Dividend Period is a Short-Term Period or a Long-Term Dividend Period, in either of such cases, the related Dividend Period will be a Seven-Day Dividend Period.

           If the Company does not give a Notice of Adjustment of Dividend Period with respect to a next succeeding Dividend Period, or gives a Notice of Revocation with respect thereto, such next succeeding Dividend Period will be a Quarterly Dividend Period, unless the existing Dividend Period is a Short-Term Dividend Period or a Long-Term Dividend Period, in either of such cases, the next succeeding Dividend Period shall be a Short-Term Dividend Period. In addition, in the event the Company has given a Notice of Adjustment of Dividend Period with respect to a next succeeding Dividend Period, but Sufficient Clearing Bids are not made in the related Auction (other than because all shares of Flexible Preferred are the subject of Submitted Hold Orders), such next succeeding Dividend Period will, notwithstanding such Notice of Adjustment of Dividend Period, be a Quarterly Dividend Period, unless the existing Dividend Period is a Short-Term Dividend Period or a Long-Term Dividend Period, in either of such cases and in the case of the failure to receive Sufficient Clearing Bids (other than because all shares of Flexible Preferred are the subject of Submitted Hold Orders) relating to a Short-Term Dividend Period, the next succeeding Dividend Period shall be a Seven-Day Dividend Period and the Company may not again give a Notice of Adjustment of Dividend Period that specifies a term which is a Multiple Quarterly Dividend Period or Long-Term Dividend Period (and any such notice shall be null and void) until Sufficient Clearing Bids have theretofore been made (or all shares were the subject of Submitted Hold Orders) in an Auction with respect to a Quarterly Dividend Period or a Short-Term Dividend Period, as the case may be.

           Notwithstanding the foregoing, if the Dividend Payment Date with respect to any Dividend Period (other than a Seven-Day Dividend Period) is a day that would result in the number of days in such Dividend Period not being at least equal to the then current Minimum Holding Period, then such Dividend Period shall be extended to a date that results in the number of days included in such Dividend Period being at least equal to the Minimum Holding Period and dividends payable on the final Dividend Payment Date of such Dividend Period shall be payable, (i) in respect of a Quarterly Dividend Period or a Multiple Quarterly Dividend Period, on the first Quarterly Dividend Payment Date next succeeding such date, and (ii) in respect of a Short-Term Dividend Period or a Long-Term Dividend Period, on the first day following such date that is next succeeded by a Business Day.

           In addition, notwithstanding the foregoing, in the event of a change in law altering the Minimum Holding Period, the Board of Directors may adjust the period of time between Dividend Payment Dates in connection with Short-Term Dividend Period so as to adjust uniformly the number of days (such number of days, without giving effect to the adjustments referred to above, being referred to herein as "Dividend Period Days") in between successive Dividend Payment Dates commencing after the date of such change in law to equal or exceed the then current Minimum Holding Period, provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days, as adjusted pursuant to these provisions, shall in no event exceed 98 days. Upon any such change in the number of Dividend Period Days as a result of a change in law, the Company will give notice of such change to all Existing Holders of Flexible Preferred.

           Although any particular Dividend Payment Date may not occur on the originally scheduled Dividend Payment Date because of the foregoing adjustments or because such originally scheduled Dividend Payment Date is not a Business Day, each succeeding Dividend Payment Date shall be, subject to such adjustments, the date determined as set forth in this definition of Dividend Payment Date as if each preceding Dividend Payment Date had occurred on the respective originally scheduled Dividend Payment Date.

        (xxv) "Dividend Period Days" shall have the meaning specified in the penultimate paragraph under the definition of Dividend Period.

        (xxvi) "Dividend Quarter" shall mean the period from the preceding Dividend Payment Date to the next Dividend Payment Date during a Multiple Quarterly Dividend Period or a Long-Term Dividend Period in the case where such Dividend Payment Dates are on the same date of the month and the next Dividend Payment Date is in the third calendar month after the preceding Dividend Payment Date.

        (xxvii) "Enabling Event" shall mean the designation by the Company of a Short-Term Dividend Period after such amendments to the Articles as are necessary to accommodate the payment of dividends on the Flexible Preferred on a basis other than quarterly have been duly adopted by the Company's shareholders and the Company has provided the Auction Agent and the Broker-Dealers with copies of such amendments to the Articles, together with an opinion of counsel, satisfactory to the Auction Agent and the Broker-Dealers, to the effect that such amendments have been duly adopted and filed with the Secretary of State of the State of Illinois and that the Company's designation of a Dividend
Period other than a Quarterly Dividend Period or a Multiple Quarterly Dividend Period with respect to the Flexible Preferred will not conflict with or violate the Articles or the laws of Illinois.

        (xxviii)  "Existing Holder" shall mean a person  who  has
signed  a  Master  Purchaser's  Letter  and  is  listed  as   the
beneficial owner of shares of Flexible Preferred in the records of the Auction Agent.

        (xxix) "Flexible Preferred" shall mean the shares of Flexible Auction Rate Class A Preferred Stock, without par value, subject to an Auction on any Auction Date.

        (xxx) "Hold Order" shall have the meaning specified in paragraph (b)(i) of the definition of Auction Procedures.

        (xxxi) "Long-Term Dividend Period" shall mean a period greater than 49 days and either not exceeding 25 years or without end, which (unless it is without end) contains a number of days evenly divisible by 7. Each Long-Term Dividend Period shall commence on a Dividend Payment Date and end, unless it is a Perpetual Dividend Period, on the day next preceding a Dividend Payment Date.

        (xxxii) "Master Purchaser's Letter" shall mean a letter addressed to the Company, the Auction Agent, a Broker-Dealer and others in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of Flexible Preferred pursuant to the Auction Procedures.

        (xxxiii) "Maximum Applicable Rate" on any date shall mean the lesser of 25% per annum and (a) in the case of a Quarterly Dividend Period, a per annum rate equal to the product of the 90-day "AA" Composite Commercial Paper Rate in effect on such date multiplied by the Rate Multiple in effect on such date, (b) in the case of a Short-Term Dividend Period, a per annum rate equal to the product of the 60-day "AA" Composite Commercial Paper Rate in effect on such date multiplied by the Rate Multiple in effect on such date or (c) in the case of a Multiple Quarterly Dividend Period or a Long-Term Dividend Period, a per annum rate equal to the product of the Reference Rate in effect on such date multiplied by the Rate Multiple in effect on such date.

        (xxxiv) "Minimum Holding Period" shall mean the minimum holding period under the federal tax laws of the United States required for corporate taxpayers to be entitled to claim a deduction with respect to dividends on preferred stock received by them.

        (xxxv)   "Moody's" shall mean Moody's Investors  Service,
Inc. or its successor.

        (xxxvi) "Multiple Quarterly Dividend Period" shall mean a period greater than 3 months and either not exceeding 25 years or without end, which (unless it is without end) contains a number of months evenly divisible by 3. Each Multiple Quarterly Dividend Period shall commence on a Quarterly Dividend Payment Date and end, unless it is a Perpetual Dividend Period, on the day next preceding a Quarterly Dividend Payment Date.

         (xxxvii)   "No  Call  Period"  shall  have  the  meaning
specified  in the definition of Notice of Adjustment of  Dividend
Period.

        (xxxviii)   "Notice  of Adjustment  of  Dividend  Period"
shall mean a written notice by the Company to the Auction Agent and the Securities Depository (which may be revoked by a Notice of Revocation) given not less than 10 nor more than 20 days prior to an Auction Date specifying the term of the next succeeding Dividend Period will be a Multiple Quarterly Dividend Period, a Long-Term Dividend Period or the initial Short-Term Dividend Period. For any Auction occurring after the initial Auction, the Company may not give a Notice of Adjustment of Dividend Period (and any such notice shall be null and void) unless Sufficient Clearing Bids were made (or all shares of the Flexible Preferred were subject to Hold Orders) in the last occurring Auction, and full cumulative dividends on shares of the Flexible Preferred, whether or not earned or declared payable prior to such Auction Date have been paid in full. Each Notice of Adjustment of Dividend Period shall state (i) the term thereof if not a Perpetual Dividend Period, (ii) the length of the period, beginning on the first day of a Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, during which the shares will not be redeemable at the option of the Company (a "No-Call Period"), subject to any Special Redemption or Sinking Fund Redemption stated to be applicable during such No-Call Period as described in clause (vi) or (vii) below; (iii) the premium per share, if any, that the Company will pay as part of the redemption price if shares of Flexible Preferred are redeemed by the Company otherwise than pursuant to a Special Redemption or a Sinking Fund Redemption (the "Redemption Premium"), provided that no such Redemption Premium will be stated in a Notice of Adjustment of Dividend Period unless duly authorized by the Board of Directors and provided, further, that any Redemption Premium may be specified by the Company to decline over time to not less than 0% in the applicable Notice of Adjustment of Dividend Period; (iv) the terms, if any, on which the Applicable Rate for a Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, will be adjusted upon the occurrence of specified events relating to the U.S. federal income tax
consequences  of  the  receipt  of  dividends  on  the   Flexible
Preferred,  which  terms  shall be specified  in  the  applicable
Notice of Adjustment of Dividend Period; (v) the applicable Broker-Dealer fee for such Auction; (vi) whether or not the Flexible Preferred will be subject to a Special Redemption at the option of the Company during a Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, and, if so, the applicable Triggering Rate, or the formula or other basis for determining the applicable Triggering Rate for such Special Redemption; and (vii) whether or not the Flexible Preferred will be subject to Sinking Fund Redemption during a Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, and the period or periods within which, and the terms and conditions upon which, the Flexible Preferred will be redeemed, in whole or in part, pursuant to a Sinking Fund Redemption obligation, provided that no Sinking Fund Redemption obligation will be stated in a Notice of Adjustment of Dividend Period unless duly authorized by the Board of Directors.

        If in a Notice of Adjustment of Dividend Period the Company has specified that the next succeeding Dividend Period will be an initial Short-Term Dividend Period, such initial Short-Term Dividend Period will end on a Tuesday specified in such Notice of Adjustment of Dividend Period which will be no earlier than the 46th day and no later than the eighth Tuesday following the last day of the preceding Dividend Period (subject to adjustment for a change in the Minimum Holding Period). Once the Company has exercised its option to specify an initial Short-Term Dividend Period, each succeeding Dividend Period shall be either a Short-Term Dividend Period, a Long-Term Dividend Period or a Seven-Day Dividend Period.

        If in a Notice of Adjustment of Dividend Period the Company has specified a Perpetual Dividend Period and Sufficient Clearing Bids are made in the Auction relating to such designation (or all shares of Flexible Preferred are the subject of Submitted Hold Orders); (i) such Perpetual Dividend Period will be the last Dividend Period, (ii) such Auction will be the final Auction with respect to the Flexible Preferred, (iii) the services of the Auction Agent (except in its capacities as dividend disbursement agent, redemption agent, registrar and transfer agent) and of the Broker-Dealers will end;
(iv) transferability of the shares of Flexible Preferred will not be restricted to persons who have executed Master Purchaser's Letters; (v) Master Purchaser's Letters will no longer be required with respect to shares of Flexible Preferred; (vi) there will be no adjustment to the dividend rate following the commencement of such Perpetual Dividend Period for payment failures or otherwise; and (vii) if so stated in the Notice of Adjustment of Dividend Period, shares of Flexible Preferred will no longer be required to be transferred in Units during such Perpetual Dividend Period.

        (xxxix) "Notice of Revocation" shall mean a telephonic notice given by the Company to the Auction Agent, the Broker-Dealers and the Security Depository at or prior to 10 AM on the related Auction Date, and promptly confirmed in writing, that the Company has revoked the Notice of Adjustment of Dividend Period previously given by it with respect to such Auction Date.

        (xl) "Order" shall have the meaning specified in paragraph (b)(i) in the definition of Auction Procedures.

        (xli) "Outstanding" shall mean, as of any date, shares of Flexible Preferred theretofore issued by the Company except, without duplication, (A) any shares of Flexible Preferred theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Company or as to which a notice of redemption shall have been given by the Company, (B) any shares of Flexible Preferred as to which the Company or any Affiliate thereof (other than an Affiliate which is a Broker-Dealer) shall be an Existing Holder and (C) any shares of Flexible Preferred represented by any certificate in lieu of which a new certificate has been executed and delivered by the Company.

        (xlii)  "Perpetual Dividend Period" shall mean a Multiple
Quarterly Dividend Period or a Long-Term Dividend Period without end.

        (xliii) "Person" shall mean and include an individual,  a
partnership,   a   corporation,  a   trust,   an   unincorporated
association, a joint venture or other entity or a government or any agency or political subdivision thereof.

        (xliv) "Post-Enabling Event" shall mean the failure of an Auction related to a Short-Term Dividend Period or a Long-Term Dividend Period because Sufficient Clearing Bids do not exist (other than because all of the outstanding shares of Flexible Preferred are the subject of Submitted Hold Orders) or an Auction is not held on an Auction Date for any reason (other than because of a discontinuation of Auctions that results in the Applicable Rate becoming the Default Rate).

         (xlv) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Master Purchaser's Letter and (B) who may be interested in acquiring shares of Flexible Preferred (or, in the case of an Existing Holder, additional shares of Flexible Preferred).

        (xlvi) "Quarterly Dividend Payment Date" shall mean the first days of January, April, July and October.

        (xlvii) "Quarterly Dividend Period" shall mean a period of 3 months. Each Quarterly Dividend Period shall commence on a Quarterly Dividend Payment Date and end on the day next preceding the next succeeding Quarterly Dividend Payment Date.

        (xlviii) "Rate Multiple" shall mean the percentage, determined as set forth below, based on the prevailing rating of the Flexible Preferred in effect at the close of business on the Business Day preceding the applicable Auction Date (each Rate Multiple appearing in the below table opposite a prevailing rating being referred to as the "Original Rate Multiple" for such prevailing rating):




                                      Rate
        Prevailing Ratings             Multiple

        AA/aa or Above                   125%
        A/a                              150%
        BBB/baa                          200%
        Below BBB/baa                    250%

Notwithstanding the foregoing, with respect to any Auction  Date,
(i) the Company may, by telephonic and written notice to the Auction Agent by 10 AM New York City time, on such Auction Date, increase the Rate Multiple to be in effect on such Auction Date, such increased Rate Multiple to remain in effect thereafter unless and until the Company gives notice, as provided in clauses (i) and (ii) of this paragraph, to the Auction Agent and, if required, the Broker-Dealers of a subsequent change to such Rate Multiple, and (ii) the Company may, by telephonic and written notice to the Auction Agent and the Broker-Dealers delivered not less than 10 days prior to any Auction Date, decrease the Rate Multiple to be in effect on such Auction Date (but in no event to a Rate Multiple for any prevailing rating which is less than the Original Rate Multiple for such prevailing rating), such decreased Rate Multiple to remain in effect thereafter unless and until the Company gives notice, as provided in clauses (i) and (ii) of this paragraph, to the Auction Agent and if required, the Broker-Dealers of a subsequent change to such Rate Multiple; provided that in each case there has been delivered to the Company and the Auction Agent an opinion of counsel to the Company to the effect that the use of such higher or lower, as the case may be, Rate Multiple will not adversely affect the tax treatment of the Flexible Preferred.

        For purposes of this definition, the "prevailing rating" of Flexible Preferred shall be (i) AA/aa or Above, if the Flexible Preferred has a rating of AA- or better by S&P and aa3 or better by Moody's or the equivalent of both of such ratings by such agencies or a substitute rating agency or agencies selected as provided below, (ii) if not AA/aa or Above, then A/a, if the Flexible Preferred has a rating of A- or better by S&P and a3 or better by Moody's or the equivalent of both of such ratings by such agencies or a substitute rating agency or agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa, if the Flexible Preferred has a rating of BBB- or better by S&P and baa3 or better by Moody's or the equivalent of both of such ratings by such agencies or a substitute rating agency or agencies selected as provided below, and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. Accordingly, for purposes of the foregoing, the "prevailing rating" of the
Flexible Preferred will be based upon the lower of the two ratings provided by S&P and Moody's or a substitute rating agency or agencies. The Company shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for the Flexible Preferred. If either or both of S&P or Moody's shall not make such a rating available, the Company shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended) or two nationally recognized statistical rating organizations to act as substitute rating agency or substitute rating agencies, as the case may be.

         (xlix) "Reference Rate" shall mean for Multiple Quarterly Dividend Periods and Long-Term Dividend Periods having a term (i) fewer than 270 days, the Applicable "AA" Composite Commercial Paper Rate, (ii) 270 days or more and less than one year, the higher of the 270-day Applicable "AA" Composite Commercial Paper Rate and the one-year Applicable Treasury Rate and (iii) one year or more, the Applicable Treasury Rate.

          (l) "S&P" shall mean Standard & Poor's Corporation or its successor.

        (li) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Flexible Preferred.

        (lii) "Sell Excess" shall have the meaning specified in paragraph (c)(iv)(C)(1) of the definition of Auction Procedures.

        (liii) "Sell Order" shall have the meaning specified in paragraph (b)(i) of the definition of Auction Procedure.

        (liv) "Seven-Day Dividend Period" shall mean a period of 7 days. Each Seven-Day Dividend Period shall commence on a Dividend Payment Date and end on the day next preceding a Dividend Payment Date.

        (lv) "Short-Term Dividend Period" shall mean a period of 49 days or, in the event the Minimum Holding Period shall exceed 49 days, a period designated by the Company which is not greater than the lesser of (a) the length of the Minimum Holding Period plus 9 days and (b) 98 days, which contains a number of days evenly divisible by 7. Each Short-Term Dividend Period shall commence on a Dividend Payment Date and end on the day next preceding a Dividend Payment Date.

        (lvi) "Sinking Fund Redemption" shall have the meaning specified in paragraph (e) following these definitions.

        (lvii) "Special Redemption" shall have the meaning specified in paragraph (b) following these definitions.

        (lviii) "Submission Deadline" shall mean 1 PM, New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

        (lix) "Submitted Bid" shall have the meaning specified in paragraph (d)(i) of the definition of Auction Procedures.

        (lx) "Submitted Hold Order" shall have the meaning specified in paragraph (d)(i) of the definition of Auction
Procedures.

         (lxi)     "Submitted  Order"  shall  have  the   meaning
specified  in  paragraph  (d)(i) of  the  definition  of  Auction
Procedures.

        (lxii) "Submitted Sell Order" shall have the meaning specified in paragraph (d)(i) of the definition of Auction
Procedures.

        (lxiii) "Substitute Commercial Paper Dealer" shall mean any commercial paper dealer (other than the Commercial Paper Dealers), the principal office of which is located in New York City, that is a nationally recognized leading dealer in the domestic commercial paper market, provided that no such dealer may be an affiliate of the Company.

        (lxiv) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (d)(i)(B) of the definition of Auction
Procedures.

         (lxv)     "Triggering  Rate"  shall  have  the   meaning
specified in paragraph (b) following these definitions.


        (lxvi) "Unit" shall mean a unit of Flexible Preferred consisting of 1,000 shares of Flexible Preferred.

         (lxvii) "Winning Bid Rate" shall have the meaning specified in paragraph (d)(i)(C) of the definition of Auction
Procedures.

                      [End of Definitions]

        (a) The rate of dividend shall be 2.45% per
            annum   until   September   30,   1993.
            Thereafter  the  rate of  dividend  for
            each  subsequent Dividend Period (which
            shall  be  a Quarterly Dividend  Period
            prior to the Enabling Event and a Short-
            Term Dividend Period after the Enabling
            Event, unless a Notice of Adjustment of
            Dividend  Period has been  given  which
            has  not  been revoked by a  Notice  of
            Revocation or a Post-Enabling Event has
            occurred,  in which case, the  Dividend
            Period  shall be as specified  in  such
            Notice of Adjustment of Dividend Period
            or  a  Seven-Day Dividend Period  if  a
            Post-Enabling   Event  has   occurred),
            except   as   provided  in   the   next
            succeeding paragraph, shall be the rate
            that  the  Auction  Agent  advises  the
            Company is the Applicable Rate for such
            Dividend  Period  resulting  from   the
            implementation    of    the     Auction
            Procedures.  Except during a  Perpetual
            Dividend  Period, in the event  of  the
            failure  by the Company to pay  to  the
            Auction Agent by 12 Noon, New York City
            time,  (i)  on  the Business  Day  next
            preceding  any  Dividend Payment  Date,
            the   full   amount  of  any   dividend
            (whether or not earned or declared)  to
            be  paid on such Dividend Payment  Date
            on  any  share or (ii) on the  Business
            Day next preceding any redemption date,
            the full redemption price to be paid on
            such  redemption  date  for  any  share
            after  a notice of redemption has  been
            (or  should have been) given,  and  any
            such  failure shall not have been cured
            within  three Business Days  thereafter
            by  payment  to the Auction  Agent,  by
            12  Noon, New York City time,  on  such
            third  Business Day, of the full amount
            of  all  such  dividends  or  the  full
            amount   of  the  aggregate  redemption
            price for the shares that have been (or
            should    have   been)    called    for
            redemption,  plus  accrued  and  unpaid
            dividends  from the date of  redemption
            to  the date of such cure, as the  case
            may  be,  then until such time  as  the
            full amount due shall have been paid to
            the Auction Agent, (a) Auctions will be
            discontinued  and  (b)  the  Applicable
            Rate  for each Dividend Period, or,  in
            the   case   of  a  Multiple  Quarterly
            Dividend Period or a Long-Term Dividend
            Period,    each    Dividend    Quarter,
            commencing   on  or  after   any   such
            Dividend  Payment Date  (or  redemption
            date,  as  the  case may be)  shall  be
            equal  to  the  Default Rate  for  such
            Dividend  Period  or Dividend  Quarter.
            The foregoing shall continue until,  at
            least  one  Business  Day  prior  to  a
            Dividend Payment Date, the full  amount
            of any dividends (whether or not earned
            or  declared) payable on each  Dividend
            Payment  Date  prior to  such  Dividend
            Payment  Date, and the full  amount  of
            any    redemption   price    then    or
            theretofore due shall have been paid to
            the   Auction  Agent,  and   thereupon,
            (a)  Auctions shall resume on the terms
            stated herein and (b) with respect to a
            Multiple Quarterly Dividend Period or a
            Long-Term  Dividend  Period,   dividend
            payments shall resume at the Applicable
            Rate  established by the  Auction  with
            respect   to  such  Multiple  Quarterly
            Dividend  Period or Long-Term  Dividend
            Period,  as  the  case  may  be.   With
            respect   to  any  such  failure,   the
            "Default  Rate" will be the  higher  of
            250%   of  the  90-day  "AA"  Composite
            Commercial Paper Rate determined as  of
            the  date of such failure (unless  such
            failure   occurs  during  a  Short-Term
            Dividend Period or a Long-Term Dividend
            Period, in either of such cases 250% of
            the  60-day  "AA" Composite  Commercial
            Paper Rate determined as of the date of
            such  failure) and (i) if  the  Company
            has  failed timely to pay dividends  in
            respect of a Quarterly Dividend Period,
            Multiple  Quarterly  Dividend   Period,
            Short-Term  Dividend Period,  Long-Term
            Dividend  Period, or Seven-Day Dividend
            Period, the dividend rate in effect for
            the Quarterly Dividend Period, Multiple
            Quarterly  Dividend Period,  Short-Term
            Dividend   Period,  Long-Term  Dividend
            Period or Seven-Day Dividend Period, as
            the  case  may be, in respect of  which
            such  failure occurred or (ii)  if  the
            Company  has failed timely to  pay  the
            redemption  price of shares called  for
            redemption, the dividend rate in effect
            for  the  Dividend Period in which  the
            applicable  redemption  was   to   have
            occurred;  but in no event higher  than
            25% per annum.

            Notwithstanding the occurrence  of  any
            payment   failure  described   in   the
            preceding paragraph, the dividend  rate
            with  respect  to a Perpetual  Dividend
            Period will not change.

            The  amount of dividends per  share  of
            the Flexible Preferred payable for each
            Quarterly Dividend Period and for  each
            Dividend  Quarter during  any  Multiple
            Quarterly  Dividend Period or Long-Term
            Dividend  Period shall be  computed  by
            multiplying  the  Applicable  Rate  for
            such    Quarterly   Dividend    Period,
            Multiple  Quarterly Dividend Period  or
            Long-Term    Dividend    Period,     as
            applicable, by $100 per share ($100,000
            per  Unit)  and dividing the amount  so
            obtained  by 4. The amount of dividends
            per  share  of  the Flexible  Preferred
            payable for the initial Dividend Period
            and  each  Short-Term Dividend  Period,
            Seven-Day  Dividend  Period  and   each
            Dividend   Period  during  a  Long-Term
            Dividend  Period (other than a Dividend
            Quarter)    shall   be   computed    by
            multiplying  the  Applicable  Rate  for
            each   such   Dividend  Period   by   a
            fraction, the numerator of which  shall
            be  the  number of days in the Dividend
            Period  that such share was outstanding
            and  the denominator of which shall  be
            360 and

            multiplying  the amount so obtained  by
            $100 per share ($100,000 per Unit).

            Each  dividend, other than with respect
            to  a  Perpetual Dividend  Period  (for
            which   the  Board  of  Directors   may
            establish  a  different  record   date)
            shall  be  payable  to  the  holder  or
            holders   of  record  of  the  Flexible
            Preferred  as of the close of  business
            on   the   Business   Day   immediately
            preceding   the   applicable   Dividend
            Payment Date. Dividends in arrears  for
            any  past Dividend Period (and for  any
            past Dividend Quarter during a Multiple
            Quarterly  Dividend Period or  a  Long-
            Term Dividend Period) may be
            declared  and paid at any  time,  on  a
            regular   Dividend  Payment   Date   or
            otherwise, to the holder or holders  of
            record of the Flexible Preferred as  of
            the applicable record date fixed by the
            Board of Directors, which shall not  be
            more  than  15 days prior to  the  date
            fixed   for   the   payment   of   such
            dividends. Any dividend payment made on
            shares  of  Flexible  Preferred   shall
            first be credited against the dividends
            accrued  with  respect to the  earliest
            Dividend Period (or, if applicable, the
            earliest  Dividend Quarter)  for  which
            dividends have not been paid.

        (b) At the option of the Company, shares of
            Flexible Preferred may be redeemed  out
            of funds legally available therefor, in
            whole  or in part, in whole Units only,
            (i)   with   respect  to  a   Quarterly
            Dividend  Period, a Short-Term Dividend
            Period  or a Seven-Day Dividend Period,
            on   any  Dividend  Payment  Date   and
            (ii)   with   respect  to  a   Multiple
            Quarterly  Dividend Period or  a  Long-
            Term  Dividend Period, on any  Dividend
            Payment Date on or after the expiration
            of   any   applicable  No-Call   Period
            specified by the Company in the related
            Notice   of   Adjustment  of   Dividend
            Period,  in  each case at a  redemption
            price  equal to the sum of (a) $100,000
            per  Unit ($100 per share), (b) accrued
            and  unpaid  dividends  on  the  shares
            subject to redemption to the date fixed
            for redemption and (c) with respect  to
            Multiple Quarterly Dividend Periods  or
            Long-Term    Dividend   Periods,    the
            Redemption Premium, if any,  in  effect
            on the date of redemption.

            Notwithstanding any applicable  No-Call
            Period, in the event that in any Notice
            of   Adjustment   of  Dividend   Period
            specifying    a   Multiple    Quarterly
            Dividend Period or a Long-Term Dividend
            Period,  the  Company  elects  that   a
            Special  Redemption provision  will  be
            applicable,    then,   if    Sufficient
            Clearing  Bids are made in  an  Auction
            relating  to  such  Multiple  Quarterly
            Dividend  Period or Long-Term  Dividend
            Period,  as  the case may be,  but  the
            Applicable   Rate  for  such   Multiple
            Quarterly  Dividend Period or Long-Term
            Dividend  Period, as the case  may  be,
            equals   or   exceeds  any  rate   (the
            "Triggering  Rate")  specified  in,  or
            determinable   from   a   formula    or
            description  contained in, such  Notice
            of Adjustment of Dividend Period on the
            date    of   determination   of    such
            Applicable  Rate, the Company  may,  as
            its    option,   redeem   (a   "Special
            Redemption") the Flexible Preferred  in
            whole  but not in part, at a redemption
            price  equal to $100,000 per Unit ($100
            per  share)  plus  accrued  and  unpaid
            dividends   to  the  date   fixed   for
            redemption, on any date during the  10-
            day  period commencing on the day which
            is 46 days (or in the event of a change
            in  law lengthening the Minimum Holding
            Period,   the  first  day   after   the
            expiration  of  such  Minimum   Holding
            Period) following the first day of such
            Multiple  Quarterly Dividend Period  or
            Long-Term Dividend Period, as the  case
            may  be.  Notice  of exercise  of  such
            option   must  be  given   within   two
            Business  Days after the  date  of  the
            Auction  establishing  such  Applicable
            Rate by written or telephonic notice to
            the  Auction  Agent and the  Securities
            Depository.

            If  the  Company shall duly give notice
            of  redemption, and the  Company  shall
            have  deposited  a  sum  sufficient  to
            redeem the shares of Flexible Preferred
            as  to  which notice of redemption  has
            been  given  in trust with the  Auction
            Agent,  with  irrevocable  instructions
            and  authority  to pay  the  redemption
            price to the holders thereof, or if  no
            such  deposit is made, then  upon  such
            date  fixed for redemption (unless  the
            Company shall default in making payment
            of the redemption price), all rights of
            holders  with respect to the shares  so
            called  for redemption shall cease  and
            terminate,  except  the  right  of  the
            holders  of such shares to receive  the
            redemption  price thereof, but  without
            interest,  and  such  shares  shall  no
            longer be deemed to be outstanding  for
            any  purpose.  The  Company  shall   be
            entitled to receive, from time to time,
            the  interest, if any, earned  on  such
            money deposited with the Auction Agent,
            and  the  holders  of  any  shares   so
            redeemed  shall have no  claim  to  any
            such  interest. Any funds so  deposited
            which  are unclaimed at the end of  six
            years  from such redemption date shall,
            at  the  request  of  the  Company,  be
            repaid to the Company, after which  the
            Auction Agent shall be relieved of  all
            responsibility  to the holders  of  the
            shares  of Flexible Preferred so called
            for  redemption and such holders  shall
            look  only  to the Company for  payment
            thereof.

            So long as shares of Flexible Preferred
            are  held for record by the nominee  of
            the    Securities    Depository,    the
            redemption  price for such shares  will
            (unless  the Company shall  default  in
            making payment of the redemption price)
            be paid to the Securities Depository on
            the redemption date.

            If  shares  of  Flexible Preferred  are
            called  for redemption by the  Company,
            unless  the  Company shall  default  in
            making payment of the redemption price,
            the dividend rate for such shares until
            the  commencement of the next  Dividend
            Period  and for each subsequent  Period
            until the redemption date shall be  the
            Applicable Rate in effect on  the  date
            the notice of redemption is given.

        (c) The   amount   payable  in   event   of
            involuntary liquidation shall  be  $100
            per  share  ($100,000 per  Unit),  plus
            accrued dividends.

        (d) The   amount   payable  in   event   of
            voluntary liquidation shall be $100 per
            share ($100,000 per Unit), plus accrued
            dividends.

        (e) In  the  event  that in any  Notice  of
            Adjustment    of    Dividend     Period
            specifying  a Multiple Quarterly  or  a
            Long-Term Dividend Period, the  Company
            elects  that  Sinking  Fund  Redemption
            provisions  will be applicable  to  the
            Flexible  Preferred, then, during  such
            Multiple  Quarterly Dividend Period  or
            Long-Term Dividend Period, as the  case
            may  be,  the  Company will  redeem  (a
            "Sinking  Fund  Redemption"),  out   of
            funds  legally available  therefor,  on
            each Dividend Payment Date specified in
            such  Notice of Adjustment of  Dividend
            Period,  the  number or  percentage  of
            shares of Flexible Preferred (in  whole
            Units only, unless a Perpetual Dividend
            Period)  set  forth in such  Notice  of
            Adjustment  of Dividend  Period,  at  a
            redemption  price equal to the  sum  of
            (a)  $100,000 per Unit ($100 per share)
            and (b) accrued and unpaid dividends on
            the shares subject to redemption of the
            date   fixed  for  redemption.  If   so
            provided in the Notice of Adjustment of
            Dividend  Period, the Company  may,  at
            its  option,  on such Dividend  Payment
            Date,  redeem  (also  a  "Sinking  Fund
            Redemption") such additional number  or
            percentage  of shares (in  whole  Units
            only,   unless  a  Perpetual   Dividend
            Period)  as  may be specified  in  such
            Notice of Adjustment of Dividend Period
            at  such redemption price. The right to
            make   such  additional  sinking   fund
            redemption in each period will,  unless
            otherwise  specified in such Notice  of
            Adjustment   of  Dividend  Period,   be
            noncumulative. If so specified  in  the
            Notice   of   Adjustment  of   Dividend
            Period,  any  mandatory  Sinking   Fund
            Redemption requirement will be  subject
            to  decrease,  at the election  of  the
            Company, by the application thereto (at
            $100,000 per Unit or $100 per share) of
            any   Flexible  Preferred   theretofore
            purchased,   redeemed   or    otherwise
            acquired   (other  than   through   the
            mandatory   Sinking   Fund   Redemption
            requirement) which have not  previously
            been   applied  in  reduction  of   any
            mandatory   Sinking   Fund   Redemption
            requirement.

                        PREFERENCE STOCK

  Provision for Division Into and Issue in Series of Preference
                            Stock and
            Grant of Authority to Board of Directors


        The shares of the Preference Stock may be divided into and issued in series. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the Preference Stock irrespective of series shall be identical except as to the following relative rights and preferences in respect of any or all of which there may be variations between different series and authority is hereby expressly vested in the Board of Directors to the extent that series are not established by the Articles of Incorporation and the variations and the relative rights and preferences as between series fixed and determined therein, to establish series and to fix and determine the following relative rights and preferences of the shares thereof in accordance with the provisions of the Business Corporation Act of Illinois applicable thereto:

        (a) The rate of dividend;

        (b) The   price   at  and  the  terms   and
            conditions   on                   which
            shares may be redeemed;

        (c) The amount payable upon shares in event of involuntary liquidation;

        (d) The amount payable upon shares in event
            of voluntary liquidation;
        (e) Sinking   fund   provisions   for   the
            redemption  or purchase of shares  (the
            term  "sinking  fund" as  used  herein,
            including  any analogous fund,  however
            designated);

        (f) The   terms  and  conditions  on  which
            shares  may be converted, if the shares
            of  any  series  are  issued  with  the
            privilege of conversion.

        The Board of Directors is hereby authorized to issue and sell all the authorized and unissued shares of Preference Stock as shares of any series which shall have been duly established, and in the event that the Company shall acquire, by purchase or redemption or otherwise, any issued shares of its Preference Stock of any series, the Board of Directors may resell or convert and sell, in their discretion, any shares so acquired as shares of the same or of any other series of Preference Stock which shall have been duly established.

        Shares of any series of Preference Stock, without par value, may be issued for such consideration, not less than the aggregate preferential amount payable upon such shares in the event of involuntary liquidation, as may be fixed by the Board of Directors prior to the time of such issuance and, except as otherwise determined by the Board of Directors in accordance with the provisions of the Business Corporation Act of Illinois applicable thereto, the entire amount of such consideration shall be stated capital.

                       General Provisions


            The following provisions shall apply to all shares of the Preference Stock irrespective of series:

        (A)The shares of Preference Stock shall be subordinate to the Preferred Stock and the Class A Preferred Stock but in preference to the Common Stock as to the payment of dividends. The holders of the Preference Stock of each series shall be entitled to receive dividends payable quarterly on the first day of January, April, July and October of each year, when and as declared by the Board of Directors, at such rates as shall be determined for the respective series, from the date upon which such shares shall have been originally issued, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other stock of the Company not having preference over the Preference Stock as to payment of dividends. Such dividends shall be cumulative so that if for any dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding Preference Stock at the rates determined for the respective series, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the Common Stock or any other stock of the Company not having preference over the Preference Stock as to payment of dividends. Dividends shall not be declared and set apart for payment, or paid, on the Preference Stock of any one series, for any dividend period, unless dividends have been or are contemporaneously declared and set apart for payment or paid on the Preference Stock of all series for all dividend periods terminating on the same or an earlier date.

        (B)When full cumulative dividends as aforesaid upon the Preference Stock of all series then outstanding for all past dividend periods and for the current dividend periods shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Common Stock or any other stock over which the Preference Stock has a preference as to payment of dividends, and no holders of any series of Preference Stock as such shall be entitled to share therein.

        (C)The shares of Preference Stock shall be subordinate to the Preferred Stock and the Class A Preferred Stock but in preference to the Common Stock upon any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary. Upon any such dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of Preference Stock of each series, without any preference of the shares of any series of Preference Stock over the shares of any other series of Preference Stock, shall be entitled to receive out of the assets of the Company, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or of any other stock not having preference as to assets over the Preference Stock, the amount determined to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of Preference Stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed ratably among the holders of the Preference Stock of all series in accordance with the amounts determined to be payable on the shares of each series, in the event of voluntary or involuntary liquidation, as the case may be, in proportion to the full preferential amounts to which they are respectively entitled. After payment to the holders of the Preference Stock of the full preferential amounts hereinbefore provided for, the holders of the Preference Stock as such shall have no right or claim to any of the remaining assets of the Company, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed, subject to the laws of the State of Illinois and the Articles of Incorporation, among the holders of the Common Stock or of any other stock over which the Preference Stock has preference as to assets. Without limiting the right of the Company to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger, or consolidation, the sale of all the property of the Company to, or the merger or consolidation of the Company into or with any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

        (D)At the option of the Board of Directors of the Company, the Company may redeem any series of Preference Stock determined to be redeemable, or any part of any series, at any time at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Preference Stock so to be redeemed, by mail or publication, in such manner as may be prescribed by the Bylaws of the Company or by resolution of the Board of Directors; and, provided further, that in every case of redemption of less than all of the outstanding shares of any one series of Preference Stock, the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given in the manner prescribed by the Bylaws of the Company or by resolution of the Board of Directors to the holders of stock so to be redeemed, the Company may deposit or may cause its nominee to deposit, the aggregate redemption price with some bank or trust company named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, on endorsement to the Company or its nominee or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of said money as aforesaid, or if no such deposit is made, upon said redemption date (unless the Company defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to said shares and from and after the making of said deposit, or if no such deposit is made, after the redemption date (the Company not having defaulted in making payment of the redemption price as set forth in such notice), the said holders shall have no interest in or claim against the Company or its nominee with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, or if no such deposit is made, from the Company, without interest thereon, upon endorsement (if required) and surrender of the certificates as aforesaid.

            If such deposit shall be made by a nominee of the Company as aforesaid, such nominee shall upon such deposit become the owner of the shares with respect to which such deposit was made and certificates of stock may be issued to such nominee in evidence of such ownership.

            In case the holder of any such Preference Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the Depositary shall upon demand pay over to the Company such amounts so deposited and the Depositary shall thereupon be relieved from all responsibility to the holder thereof.

            Nothing herein contained shall limit any legal right of the Company to purchase any shares of the Preference Stock.

        (E)At  all  meetings of the shareholders of the  Company,
the holders of the Preference Stock shall be entitled to one vote
for   each   share  of  such  Preference  Stock  held   by   them
respectively.

        (F)So long as any shares of the Preference Stock are outstanding, no amendment to the Articles of Incorporation shall be adopted without the affirmative vote of the holders of at least 66-2/3% of the shares of Preference Stock outstanding at the time of the adoption of such amendment, which would either
(a) create any class of shares preferred as to dividends or assets over the Preference Stock, or (b) change the designations, preferences, qualifications, limitations, restrictions or other special or relative rights of the then outstanding Preference Stocks, provided however, that nothing in this paragraph contained shall authorize the adoption of any amendment of the Articles of Incorporation by the vote of the holders of a less number of shares of Preference Stock, or of any other class of stock, or of all classes of stock, than is required for the adoption of such amendment by the laws of the State of Illinois at that time applicable thereto.


                          COMMON STOCK


        There   shall  be  a  class  of  stock  of  the   Company
designated Common Stock and each share of Common Stock shall be equal to every other share of said stock in every respect.

        At all meetings of the shareholders of the Company the holders of the Common stock shall be entitled to one vote for each share of such Common Stock held by them respectively.

          Limitation of Preemptive Rights of Holders of
    Preferred, Class A Preferred, Preference and Common Stock


        No holder of the shares of the capital stock of any class of the Company shall have any preemptive or preferential right of subscription for or to purchase any shares of any class of the capital stock of the Company, whether now or hereafter authorized, or any bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of the capital stock of the Company, other than such right or rights, if any, and at such price as the Board of Directors in its discretion, from time to time may determine, and the Board of Directors may issue such shares of stock, bonds, debentures, obligations, rights or options without offering the same in whole or in part to the shareholders of the Company. Should the Board of Directors as to any portion of the shares of the Company, whether now or hereafter authorized, or any such bonds, debentures, obligations, rights or options, offer the same to the shareholders, such offer shall not constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions thereof without so offering the same to the shareholders.

ARTICLE 4.  (Deleted)

ARTICLE 5.  (Deleted)

ARTICLE 6. The location of the principal office is the City of Peoria, County of Peoria, and State of Illinois.

ARTICLE 7.  The duration of the corporation shall be perpetual.

ARTICLE 8. The number of the members of the Board of Directors shall be fixed by the Bylaws of the corporation and shall not be less than three. Except to the extent otherwise provided by law, vacancies in the Board of Directors arising between meetings of shareholders, by reason of an increase in the number of directors or otherwise, may be filled by a majority of directors then in office and any director so selected shall serve until the next annual meeting of shareholders. A majority of the outstanding shares represented in person or by proxy shall constitute a quorum at a meeting of shareholders; provided however, that at any such meeting a lower percentage (but not less than one-third) of the outstanding shares shall constitute a quorum, if, prior to such meeting, such lower percentage has been determined as sufficient for such purpose by the vote in person or by proxy of a majority of the outstanding shares at any annual meeting of shareholders or at any special meeting thereof called for that purpose and such determination has not been modified or revoked by a subsequent determination of shareholders similarly voted.